UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

____________________________

SILK ROAD MEDICAL, INC.

(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1213 Innsbruck Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, Silk Road Medical, Inc. (the “Company”) announced the appointment of Charles (Chas) McKhann as Chief Executive Officer (“CEO”) and a director of the Company, effective immediately. Mr. McKhann will succeed Erica J. Rogers, who is retiring, effective November 2, 2023, and has served on the Company’s Board of Directors and as President and Chief Executive Officer for over 11 years.

Mr. McKhann, age 54, most recently served as Chief Executive Officer and President and a member of the Board of Directors of Apollo Endosurgery, Inc. (“Apollo”), a medical device company, from March 2021 to April 4, 2023, when Apollo was purchased by Boston Scientific Corporation. From October 2017 to November 2018, Mr. McKhann served as Chief Commercial Officer at ROX Medical, Inc., a medical device company. From July 2016 to April 2017, he served as Chief Commercial Officer of Torax Medical, Inc., a medical device company acquired by Johnson & Johnson in February 2017. From January 2015 to July 2016, he served as Chief Commercial Officer of Intersect ENT, Inc., a medical device company. In addition, from September 2012 to March 2021, he served as Managing Director of Vernon Consulting, Inc. Prior to that position, Mr. McKhann was a strategy consultant at McKinsey & Company, a management consulting company. Mr. McKhann holds a B.A. in Political Sciences and Economics and an M.B.A. from Stanford University.

In connection with Mr. McKhann’s appointment as CEO, the Company entered into an employment offer letter agreement, an employment agreement, a change in control and severance agreement, and an indemnification agreement with Mr. McKhann, each of which is described in more detail below.

Under the terms of the employment offer letter agreement, Mr. McKhann will be paid an annual base salary of $650,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 100% of his annual base salary. He also will receive a $100,000 sign-on bonus. The Company agreed to grant Mr. McKhann 612,083 time-based restricted stock units (“RSUs”) and 612,083 performance stock units (“PSUs”), and provide him certain severance benefits and payments under a change in control and severance agreement.

The employment agreement between the Company and Mr. McKhann is the Company’s standard form for all employees and provides for at-will employment and contains standard confidentiality, non-solicitation and assignment of intellectual property provisions.

The change in control and severance agreement between the Company and Mr. McKhann is substantially the same agreement entered into with the Company’s other executive officers, except for increased CEO severance payments and benefits. The change in control and severance agreement has an initial term of three years and an automatic renewal for additional one-year terms unless either party provides written notice of nonrenewal. Under the agreement, if, within the period three months prior to and 12 months following a “change of control” (such period, the change in control period), the Company terminates Mr. McKhann’s employment without “cause” (excluding by reason of his death or “disability”) or Mr. McKhann resigns for “good reason” (as such terms are defined in the change of control and severance agreement) and Mr. McKhann executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following his termination, he is entitled to receive:

•a lump sum severance payment, less applicable withholdings, equal to 24 months of his base salary, as then in effect;

•a lump sum payment, less applicable withholdings, equal to 200% of his annual target bonus for the year in which the termination occurs;

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for he and his dependents for up to 18 months; and

•accelerated vesting as to 100% of his outstanding unvested equity awards, with performance-based awards vesting assuming target performance, unless otherwise specified in the performance-based award agreement.

If the Company terminates Mr. McKhann’s employment without cause (excluding by reason of his death or disability) or he resigns for good reason, in each case outside of the change in control period, and he executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following his termination, he is entitled to receive:

•a lump sum severance payment, less applicable withholdings equal to 18 months of his base salary, as then in effect;

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for he and his dependents for up to 18 months; and

•12 months of accelerated vesting of his unvested time-based equity awards.

The indemnification agreement between the Company and Mr. McKhann is substantially similar to the indemnification agreements between the Company and its other directors and executive officers. The indemnification agreement may, subject to the terms, conditions and limitations set forth in the indemnification agreement itself, require the Company, among other things, to indemnify Mr. McKhann for expenses, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with any proceeding arising out of his service as a director and officer of the Company, or any of its subsidiaries or any other company or enterprise to which he provides services at the Company’s request, but only if the he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Additionally, the indemnification agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

On November 2, 2023, the Company granted Mr. McKhann the 612,083 RSUs and 612,083 PSUs, under the Silk Road Medical, Inc. 2019 Equity Incentive Plan. The RSUs will vest over a four-year period, with 25% of the underlying shares of Company common stock vesting on each of the one-year, two-year, three-year and four-year anniversaries of the grant date, assuming Mr. McKhann’s continued service on each such vesting date. The PSUs are subject to performance-based and service-based vesting conditions, with the number of shares vesting determined based on a pre-established formula tied to the level of achievement of total stockholder return by the Company relative to a group of peer companies during one-year, two-year and three-year performance periods measured from Mr. McKhann’s start date, up to the right to receive 200% of the target number of shares underlying the PSUs, and subject to Mr. McKhann’s continued service to the Company at the end of each of the one-year, two-year and three-year performance periods.

In connection with her retirement, Ms. Rogers and the Company entered into an executive retirement and transition agreement and consulting agreement pursuant to which Ms. Rogers will assist with the transition of her role and consult for the Company as an advisor to the Board of Directors for one year in exchange for a $55,000 monthly consulting fee, continued vesting during the one-year consulting period of her unvested stock options, a two-year extension of the post-termination exercise period of her options that are vested at the end of her one-year consulting period, and acceleration of vesting on unvested RSUs which otherwise would have vested during the one-year consulting period. Ms. Rogers’s unvested PSUs will terminate immediately as of her retirement date. Ms. Rogers’s resignation was for personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing summary of the employment offer letter agreement, employment agreement, change in control and severance agreement, and indemnification agreement with Mr. McKhann is qualified in its entirety by reference to the complete text of these agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The form of restricted stock unit agreement representing the grant of RSUs and the form of performance stock unit agreement representing the grant of PSUs, in each case, under the Silk Road Medical, Inc. 2019 Equity Incentive Plan is filed as Exhibit 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated by reference herein. In addition, the foregoing summary of the executive resignation and transition agreement and consulting agreement with Ms. Rogers is qualified in its entirety by reference to the complete text of these agreements, which are filed as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01Regulation FD Disclosure.

On November 2, 2023, the Company announced the appointment of Mr. McKhann as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter Agreement dated October 30, 2023 between Silk Road Medical, Inc. and Charles McKhann (filed herewith)
10.2	Employment Agreement dated November 2, 2023 between Silk Road Medical, Inc. and Charles McKhann (filed herewith)
10.3	Change in Control and Severance Agreement effective as of November 2, 2023 between Silk Road Medical, Inc. and Charles McKhann (filed herewith)
10.4	Indemnification Agreement dated as of November 2, 2023 between Silk Road Medical, Inc. and Charles McKhann (filed herewith)
10.5	Form of Silk Road Medical, Inc. 2019 Equity Incentive Plan Restricted Stock Unit Agreement (filed herewith)
10.6

Form of Silk Road Medical, Inc. 2019 Equity Incentive Plan Performance Stock Unit Agreement (previously filed as Exhibit 10.1 to Silk Road Medical, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (File No. 001-38847) and incorporated by reference herein)

10.7	Executive Retirement and Transition Agreement dated as of November 2, 2023 between Silk Road Medical, Inc. and Erica J. Rogers (filed herewith)
10.8	Consulting Agreement dated as of November 2, 2023 between Silk Road Medical, Inc. and Erica J. Rogers (filed herewith)
99.1	Press Release of Silk Road Medical, Inc. issued on November 2, 2023 (furnished herewith)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: November 2, 2023	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Executive Vice President, Chief Legal Officer and Secretary